UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        May 26, 2006
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                       Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     Entry into a Material Definitive Agreement

     On May 26, 2006, CalAmp Corp. (the "Company") entered into a Credit Agreement (the "Agreement") with Bank of Montreal, as administrative agent, and the other financial institutions that from time to time may become parties to this Agreement. The credit facility is comprised of a term loan and a $10 million working capital line of credit.

     The Company borrowed $35 million under the term loan and $3 million under the line of credit. Borrowings are secured by substantially all of the Company's assets. Of the total proceeds of $38 million, $7 million was used to pay off the Company's existing loans with another bank and the remaining $31 million, plus cash on hand of approximately $23 million, was used to finance the acquisition of Dataradio, Inc. as described in Item 2.01 below. The term loan principal is payable in quarterly installments on the last day of March, June, September and December in each year commencing on March 31, 2007 with a final payment on May 26, 2011. The maturity date of the line of credit is also May 26, 2011. Scheduled principal payments by fiscal year are as follows:

     Fiscal Year           Term Loan           Line of Credit
     -----------           ---------           --------------
       2008              $ 3,000,000              $  -
       2009                5,000,000                 -
       2010                7,000,000                 -
       2011                9,000,000                 -
       2012               11,000,000               3,000,000
                          ----------               ---------
                         $35,000,000              $3,000,000
                         ===========              ==========

     At the Company's option, borrowings under the Agreement bear interest at bank's prime rate ("Prime Based Loans") plus a margin ranging from 0% to 0.25% (the "Prime Rate Margin") or LIBOR ("LIBOR Based Loans") plus a margin ranging from 0.75% to 1.25% (the "LIBOR Margin"). The Prime Rate Margin and the LIBOR Margin vary depending on the Company's ratio of debt to earnings before interest, taxes, depreciation, amortization and other noncash charges (the "Leverage Ratio"). Interest is payable on the last day of the calendar quarter for Prime Based Loans and at the end of the fixed rate LIBOR period (ranging from 1 to 12 months) in the case of LIBOR Based Loans.

     The Agreement contains certain financial covenants and ratios that the Company is required to maintain, including: a total Leverage Ratio of not more than 2.75; net worth of not less than the sum of $140,887,000, 50% of net income for each fiscal year and 50% of net cash process from any issuance of equity; and a fixed charge coverage ratio (earnings before interest, taxes, depreciation and other noncash charges to fixed charges) of not less than 1.50.

     The Company had no material relationship with any of the lenders, other than in respect of this Agreement.

ITEM 1.02.     Termination of a Material Definitive Agreement

     In conjunction with the new credit agreement described in Item 1.01 above, the Company paid in full the outstanding loans with U.S. Bank National Association ("U.S. Bank") and as a result, the Loan and Security Agreement between the Company and U.S. Bank dated May 2, 2002, as amended, was terminated.

     The Company had no material relationship with U.S. Bank, other than in respect of this Loan and Security Agreement.

ITEM 2.01.     Completion of Acquisition or Disposition of Assets

     On May 26, 2006, the Company completed the acquisition of all outstanding common shares of Dataradio, Inc. ("Dataradio"), a privately held Canadian company. Under the terms of the agreement that was announced on May 9, 2006, the Company acquired Dataradio for a cash payment of Canadian $60.1 million, or approximately U.S. $54 million at the effective Canadian Dollar to U.S. Dollar exchange rate. Canadian $7 million of the purchase price was deposited into escrow account. Canadian $3 million will be available as a source for the payment of indemnification claims and Canadian $4 million will be available for the payment of any obligation arising out of the purchase price adjustments. The remaining amount in the escrow account, if any, after satisfying indemnification claims and purchase price adjustments, will be distributed to Dataradio's selling stockholders on the second anniversary of the closing date. Amounts required to pay claims by the Company that are not resolved by such second anniversary will be held in the escrow account until such claims are resolved.

     The Company financed the transaction using cash on hand of approximately $23 million and new bank debt of $38 million, of which $7 million was used to pay off the Company's existing bank loans.

     The Company had no material relationship with any of the sellers, other than in respect of this acquisition.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The Company has disclosed the information relating to the Company's direct financial obligation under the Credit Agreement dated May 26, 2006 in Item 1.01 above.

ITEM 9.01.     Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     The required financial statements will be filed by amendment to this Current Report on Form 8-K within 71 days of June 2, 2006.

(b)  Pro forma financial information

     The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K within 71 days of June 2, 2006.

(c)  Exhibits

      2.1 Share Purchase Agreement dated May 9, 2006, among CalAmp Corp., 4308093 Canada, Inc., Dataradio, Inc. and Dataradio's stockholders

     10.1 Credit Agreement dated as of May 26, 2006, among CalAmp Corp., the direct and indirect subsidiaries of CalAmp Corp. from time parties hereto as guarantors, the several financial institutions from time to time parties hereto as lenders, and Bank of Montreal as administrative agent



                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



       June 2, 2006	           By:   /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)